UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2007

SBARRO INC.

(Exact Name of Registrant as Specified in its Charter)

New York	002-96807	11-2501939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Broadhollow Road, Melville, New York 11747-4714

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (631) 715-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure

Sbarro, Inc. (“Sbarro”) is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1, which information is incorporated by reference herein. This information, which has not been previously publicly reported, is excerpted from an offering circular supplement that will be furnished to investors in connection with Sbarro’s offering of $150.0 million in aggregate principal amount of senior notes due 2015 in private placements to be conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). This information amends the Unaudited Pro Forma Condensed Consolidated Financial Data provided in our Current Report on Form 8-K dated January 9, 2007. The offering of senior notes is made in connection with, and is conditioned upon, the completion of the acquisition of Sbarro by affiliates of MidOcean Partners III, L.P., the details of which were previously reported in our Current Report on Form 8-K dated November 29, 2006.

The information included herein, including 99.1 furnished herewith, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing

ITEM 9.01.	Financial Statements and Exhibits

(d)	EXHIBIT

99.1	Offering Circular Supplement Excerpts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Sbarro has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SBARRO, INC.
Dated:	January 23, 2007

		By:	/s/ ANTHONY J. PUGLISI
Anthony J. Puglisi
Vice President - Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Offering Circular Supplement Excerpts

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